UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

Civista Bancshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-36192	34-1558688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street
Sandusky, Ohio		44870
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (419) 625 - 4121

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	CIVB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

To the extent applicable, the information set forth below under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

The Board of Directors of Civista Bancshares, Inc., an Ohio corporation (the “Company”), has established May 19, 2026 as the date of the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). The record date for shareholders entitled to notice of and to vote at the 2026 Annual Meeting will be March 24, 2026. Additional details regarding the 2026 Annual Meeting, including the matters to be considered and voted upon at the 2026 Annual Meeting, will be set forth in the Company’s definitive proxy statement for the 2026 Annual Meeting to be filed with the Securities and Exchange Commission (the “SEC”).

Although the Company has historically held its annual meeting of shareholders on the third Tuesday of April each year, the Board of Directors, in accordance with the Company’s Second Amended and Restated Code of Regulations (the “Company Regulations”), elected to move the date of the 2026 Annual Meeting to May 19, 2026 to provide additional time for the Company’s use of notice and access for distributing proxy materials for the 2026 Annual Meeting and to accommodate a change in venue for the 2026 Annual Meeting. Because the 2026 Annual Meeting date has been changed by more than 30 calendar days from the anniversary date of the 2025 annual meeting held on April 15, 2025 (the “2025 Annual Meeting”), pursuant to SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the Company’s Regulations, the deadlines for shareholder nominations and proposals for consideration at the 2026 Annual Meeting set forth in the Company’s 2025 Annual Meeting proxy statement have been extended as set forth herein.

Proposals by shareholders intended to be presented at the 2026 Annual Meeting must be received by the Secretary of the Company no later than March 2, 2026, to be eligible for inclusion in the Company’s proxy materials (including the proxy statement and Notice of Internet Availability of Proxy Materials) relating to the 2026 Annual Meeting. The Company has determined that this date is a reasonable time before it expects to begin to print and send its proxy materials for the 2026 Annual Meeting in accordance with Rule 14a‑8(e). The Company will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules. Any shareholder who intends to submit a proposal other than for inclusion in the Company’s proxy materials for the 2026 Annual Meeting must deliver such proposal to the Secretary of the Company not less than 60 nor more than 90 days prior to the 2026 Annual Meeting (i.e., no earlier than February 18, 2026 and no later than March 20, 2026), or such proposal will be considered untimely. If a shareholder proposal is untimely, the Company may, in its discretion, vote all of the common shares for which it has received proxies for the 2026 Annual Meeting on that proposal.

Any proposals by shareholders intended to be presented at the 2026 Annual Meeting, and any notices of intent to solicit proxies for the 2026 Annual Meeting, should be mailed or delivered to Civista Bancshares, Inc., 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870, Attention: Corporate Secretary.

As set forth in the 2025 Annual Meeting proxy statement and as provided in the Company Regulations, all shareholder nominations of candidates for election as directors of the Company must be received by the Corporate Secretary of the Company not less than 14 days nor more than 50 days prior to the 2026 Annual Meeting (i.e., no earlier than March 30, 2026 and no later than May 5, 2026). Additionally, pursuant to SEC Rule 14a-19, a shareholder intending to engage in a director election contest with respect to the 2026 Annual Meeting must give the Company notice of its intent to solicit proxies by providing the name(s) of the shareholder’s nominee(s) and certain other information by March 20, 2026. All shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary of the Company at the Company’s principal executive offices located at 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civista Bancshares, Inc.

Date:	February 17, 2026	By:	/s/ Ian Whinnem
Ian Whinnem, Senior Vice President & Chief Financial Officer